UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                              MONTH ENDING 05/31/97

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
PRINCIPAL BALANCE RECONCILIATION                                            D O L L A R S                                   NUMBERS
                                                    CLASS A-1       CLASS A-2        CLASS A-3       TOTAL CLASS A's
                                                   --------------   --------------   -------------      --------------       ------
Original Principal Balance                         167,000,000.00   107,000,000.00   19,347,947.22      293,347,947.22       20,702
Beginning Period Principal Balance                 141,793,440.95   107,000,000.00   19,347,947.22      268,141,388.17       19,512
Principal Collections - Scheduled Payments           2,999,262.05             0.00            0.00        2,999,262.05            0
Principal Collections - Payoffs                      3,354,374.12             0.00            0.00        3,354,374.12          267
Principal Withdrawal from Payahead                       7,307.95             0.00            0.00            7,307.95            0
Gross Principal Charge Offs                            257,128.55             0.00            0.00          257,128.55           21
Repurchases                                             32,331.68             0.00            0.00           32,331.68            8
Ending Balance                                     135,143,036.60   107,000,000.00   19,347,947.22      261,490,983.82       19,216
                                                   ==============   ==============   =============      ==============       ======

Certificate Factor                                      0.8092397        1.0000000       1.0000000           0.8914021
Pass Through Rate                                           6.130%           6.375%          6.480%              6.242%
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
CASH FLOW RECONCILIATION

Principal Wired                                                                                           6,390,653.94
Interest Wired                                                                                            2,600,723.14
Withdrawal from Payahead Account                                                                             12,197.80
Repurchases (Principal and Interest)                                                                         32,795.94
Charge Off Recoveries                                                                                        11,923.30
Interest Advances                                                                                            63,847.21
Certificate Account Interest Earned                                                                          27,302.83
Spread Account Withdrawal                                                                                         0.00
Class A Surety Bond Draw for Class I Interest                                                                     0.00
Class A Surety Bond Draw for Class A
     Principal or Interest                                                                                        0.00

Total Cash Flow                                                                                           9,139,444.16
                                                                                                          ============

TRUSTEE DISTRIBUTION  (06/10/97)

Total Cash Flow                                                                                           9,139,444.16
Unrecovered Advances on Defaulted Receivables                                                                 7,811.00
Servicing Fee (Due and Unpaid)                                                                                    0.00
Interest to Class A-1 Certificateholders                                                                    724,328.16
Interest to Class A-2 Certificateholders                                                                    568,437.50
Interest to Class A-3 Certificateholders                                                                    104,478.91
Interest to Class I Certificateholders                                                                      454,506.41
Principal to Class A-1 Certificateholders                                                                 6,650,404.35
Principal to Class A-2 Certificateholders                                                                         0.00
Principal to Class A-3 Certificateholders                                                                         0.00
Surety Bond Premium                                                                                          33,775.92
Interest Advance Recoveries from Payments                                                                    34,480.29
Unreimbursed draws on Class A's Surety
     Bond for Class I Interest                                                                                    0.00
Unreimbursed draws on Class A's Surety
     Bond for Class A Principal or  Interest                                                                      0.00
Deposit to Payahead                                                                                          40,869.66
Certificate Account Interest to Servicer                                                                     27,302.83
Payahead Account Interest to Servicer                                                                           585.65
Excess                                                                                                      492,463.48

Net Cash                                                                                                          0.00
                                                                                                          ============
Monthly Servicing Fee and the Spread Amount                                                               1,429,392.18
                                                                                                          ============
Servicing Fee Retained from Interest Collections                                                            223,451.16

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
SPREAD ACCOUNT  RECONCILIATION
Original Balance                                                                                                  0.00
Beginning Balance                                                                                         2,229,053.93
Trustee Distribution of Excess                                                                              492,463.48
Interest Earned                                                                                               8,964.61
Spread Account Draws                                                                                              0.00
Reimbursement for Prior Spread Account Draws                                                                      0.00
Distribution of Funds to Servicer                                                                                 0.00
Ending Balance                                                                                            2,730,482.02
                                                                                                          ============
Required Balance                                                                                          3,666,849.34

FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION

Original Balance                                                                                         14,667,397.36
Beginning Balance                                                                                        11,178,015.48
Reduction Due to Spread Account                                                                            (501,428.09)
Reduction Due to Principal Reduction                                                                       (332,520.22)
Ending Balance                                                                                           10,344,067.17
                                                                                                         =============

First Loss Protection Required Amount                                                                    10,344,067.17
First Loss Protection Fee %                                                                                       2.00%
First Loss Protection Fee                                                                                    17,814.78

SURETY BOND  RECONCILIATION

Original Balance                                                                                        293,347,947.22
Beginning Balance                                                                                       267,372,749.68
Draws                                                                                                             0.00
Reimbursement of Prior Draws                                                                                      0.00
Ending Balance                                                                                          267,372,749.68
                                                                                                        ==============
Adjusted Ending Balance Based
     Upon Required Balance                                                                              260,162,787.53
                                                                                                        ==============
Required Balance                                                                                        260,162,787.53

PAYAHEAD RECONCILIATION

Beginning Balance                                                                                           136,412.46
Deposit                                                                                                      40,869.66
Payahead Interest                                                                                               585.65
Withdrawal                                                                                                   12,197.80
Ending Balance                                                                                              165,669.97
                                                                                                        ==============
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